Exhibit 10.9

DEBT SETTLEMENT AGREEMENT

This  Debt  Settlement  Agreement  (this  “Agreement”)  is  effective  April  11,  2012  between  Morningstar

Corporate Communications (“Creditor”) and Infrastructure Developments Corp. (“Debtor”).

SECTION ONE

ACKNOWLEDGEMENT OF EXISTING OBLIGATION

The  parties  acknowledge  that  Debtor  is  indebted  to  Creditor  in  the  sum  of  forty  five  thousand  two hundred  and  sixty  dollars  ($45,260)  pursuant  to  a  consulting  agreement  with  a  contractual  period  of  May

20, 2010 through May 19, 2011 (the "Consulting Agreement").

SECTION TWO

AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

Debtor  and  Creditor  desire  and  agree  to  provide  for  the  payment  of  the  above-stated  indebtedness  in accordance  with  terms  and  provisions  different  from,  and  in  substitution  of,  the  terms  and  obligations  of loan repayment as described in Section One above.

SECTION THREE

CONSIDERATION

In  consideration  of  the  mutual  promises  contained  in  this  Agreement,  Debtor  and  Creditor  agree  as follows:

a.

Method  of  Payment:  Debtor  agrees  to  pay  to  Creditor  and  Creditor  agrees  to  accept  from

Debtor,  in  full  satisfaction  of  the  terms  of  the  Consulting  Agreement  and  the  $45,260  of  the

indebtedness  described  in  Section  One,  three  million,  seventeen  thousand,  three  hundred  and thirty four (3,017,334) shares of Debtor’s common stock, valued at $0.015 per share

.

b.

Satisfaction:  On  execution  of  this  Agreement  and  Debtor’s  board  of  directors  resolution authorizing  the  issuance  of  3,017,334  shares  of  Debtor’s  common  stock  to  Raymond  Dove for  the  Creditor,  any  and  all  indebtedness  of  Debtor  to  Creditor will  be  forever  cancelled  and discharged.

In witness whereof, the parties have executed this Agreement on the date first mentioned above.

Infrastructure Developments Corp.

/s/ Thomas Morgan

By: Thomas Morgan, chief executive officer

Morningstar Corporate Communications

/s/ Chris Dove

By: Chris Dove, president